CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 25, 2020, relating to the financial statements and financial highlights of Reverse Cap Weighted U.S. Large Cap ETF, a series of ETF Series Solutions, for the year ended September 30, 2020, and to the reference of our firm under the heading “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

November 29, 2021